UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On September 22, 2004, AGL Resources Inc. and AGL Capital Corporation, a wholly-owned subsidiary of AGL Resources Inc., entered into an underwriting agreement with J. P. Morgan Securities, Inc., as the representative of the underwriters, that provides for the issuance and sale by AGL Capital, and the purchase by the underwriters, of an aggregate of $250 million principal amount of AGL Capital’s 6.00% senior notes due October 1, 2034.  AGL Resources will fully and unconditionally guarantee the notes of AGL Capital.  The notes and the guarantee are issuable pursuant to an indenture dated as of February 20, 2001 between AGL Resources, AGL Capital and The Bank of New York, as trustee.  The underwriting agreement contains customary representations, warranties and agreements of AGL Resources and AGL Capital, customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.  A copy of the underwriting agreement is filed as Exhibit 1 hereto.  The final prospectus related to the notes and the guarantee was filed with the Securities and Exchange Commission on September 23, 2004 pursuant to Rule 424(b)(2).

Item 8.01

Other Events.

On September 27, 2004, AGL Capital completed the sale of the notes to the underwriters pursuant to the underwriting agreement referred to in Item 1.01, resulting in net proceeds of approximately $247 million after deducting the underwriting discount and estimated offering expenses.  AGL Resources intends to use the net proceeds to repay short-term indebtedness, including indebtedness incurred through a commercial paper program, and for general corporate purposes.

Item 9.01

Financial Statements and Exhibits.

(a)

Exhibits

Exhibit No.	Description

1

Underwriting Agreement dated September 22, 2004 among AGL Capital Corporation, AGL Resources Inc. and J. P. Morgan Securities, Inc., as representative of the several underwriters named in Schedule A thereto

4.1	Specimen AGL Capital Corporation 6.00% Senior Note due 2034

4.2

Indenture dated February 20, 2001 among AGL Capital Corporation, AGL Resources Inc. and The Bank of New York, as Trustee (Exhibit 4.2 to Form S-3 registration statement filed on September 17, 2001 (File No. 333-69500))

4.3	Guarantee of AGL Resources Inc. dated as of September 27, 2004 regarding the AGL Capital Corporation 6.00% Senior Note due 2034

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: September 27, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1

Underwriting Agreement dated September 22, 2004 among AGL Capital Corporation, AGL Resources Inc. and J. P. Morgan Securities, Inc., as representative of the several underwriters named in Schedule A thereto

4.1	Specimen AGL Capital Corporation 6.00% Senior Note due 2034

4.2 *

Indenture dated February 20, 2001 among AGL Capital Corporation, AGL Resources Inc. and The Bank of New York, as Trustee (Exhibit 4.2 to Form S-3 registration statement filed on September 17, 2001 (File No. 333-69500))

4.3	Guarantee of AGL Resources Inc. dated as of September 27, 2004 regarding the AGL Capital Corporation 6.00% Senior Note due 2034

* Incorporated by reference.